UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2011

AMICUS THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33497	71-0869350
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Cedar Brook Drive, Cranbury, NJ	08512
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 662-2000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 16, 2011, Amicus Therapeutics, Inc. (“the Company”), as Tenant, and Cedar Brook 3 Corporate Center, LP, as Landlord, entered into a lease agreement (the “Lease”) pursuant to which Amicus will lease approximately 73,646 square feet of laboratory and office space in Cranbury, New Jersey (the “Premises”) beginning on March 1, 2012, subject to Substantial Completion (as such term is defined in the Lease) of the Premises. The Company’s current leases in New Jersey expire on February 28, 2012, and all employees in its current Cranbury, New Jersey locations will relocate to the Premises.

The initial term of the Lease runs for seven years and may be extended by Amicus for two additional five-year periods. Amicus will pay monthly base rent (along with a proportionate share of the Landlord’s monthly operating expenses) under the Lease as follows:

                        Year 1: $16.00 per square foot, or $98,195

                        Year 2: $17.25 per square foot, or $105,866

                        Year 3: $18.00 per square foot, or $110,469

                        Year 4: $19.25 per square foot, or $118,140

                        Year 5: $20.50 per square foot, or $125,811

                        Years 6 and 7: $20.70 per square foot, or $127,039

In the event the Company exercises its option to renew the Lease, rent shall be $20.70 per square foot for years 1 through 3 and $23.80 per square foot for years 4 and 5 of the initial renewal term. Rent under the second renewal term would be $23.80 per square foot for years 1 through 3 of the second renewal term and $27.37 for years 4 and 5. The Lease contains customary rights for the Company and Landlord including those related to tenant default, early termination and assignment and subletting.

The foregoing description of the Lease is not complete and is qualified in its entirety by reference to the copy of the Lease filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits: The Exhibit Index annexed hereto is incorporated herein by reference.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMICUS THERAPEUTICS, INC.

Date: August 16, 2011	By:	/s/ GEOFFREY P. GILMORE
	Name:	Geoffrey P. Gilmore
	Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	Lease Agreement dated as of August 16, 2011 by and between Amicus Therapeutics, Inc. and Cedar Brook 3 Corporate Center, LP